SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

                                 March 15, 2004
                                 ----- --- ----
                Date of Report (Date of earliest event reported)


                              VIKING SYSTEMS, INC.
                              ------ -------- ----
           (Name of Small Business Issuer as specified in its charter)

                    Nevada                             86-0913802
                    ------                             ----------
        (State or other jurisdiction of             (I.R.S. employer
        incorporation or organization              identification No.)

                            SEC File Number 000-49636

                 7514 Girard Ave, Suite 1509, La Jolla, CA 92037
                    (Address of principal executive offices)

         Registrant's telephone no., including area code: (858) 456-6608


              _________________________NA_________________________
                         (Former name or former address)



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In this current  report  references to "Viking,"  "we," "us," and "our" refer to
Viking Systems, Inc.

                           FORWARD LOOKING STATEMENTS

This  current  report  contains  certain  forward-looking   statements  and  any
statements contained in this current report that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "estimate" or "continue" or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within Viking's control. These factors include, but are not limited to, economic conditions generally and in the markets in which Viking may participate, competition within Viking's markets and failure by Viking to successfully develop business relationships.

ITEM 5: OTHER EVENTS AND REGULATION FD DISCLOSURE

     Viking Systems, Inc. has previously granted Donald Tucker an option ("Ticker Option") to purchase 5,000,000 shares of its Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into shares of our common stock the basis of one share of Series A Preferred Stock convertible into 4 shares of common stock. Each share of Series A Preferred Stock has four votes in all matters submitted to shareholders for a vote. Dividends do not accrue on the Series A Preferred Stock. Mr. Tucker has heretofore has exercised a portion of the Tucker Option and in connection therewith, has purchased 500,000 shares of Series A Preferred Stock. The option is currently scheduled to expire on March 31, 2004.

     Most of the proceeds from the exercise of the Tucker option will be utilized as part of a cash payment in an asset purchase transaction. Viking intends to acquire certain assets from Vista Medical Technologies, Inc. ("Vista"), pursuant to an Asset Purchase Agreement. The purchase price for such assets includes a cash portion of up to $400,000 and the issuance of approximately 3,100,000 shares of Viking's common stock. The expiration term of the Tucker Option had been agreed upon in anticipation of the closing date of the Vista Asset Purchase transaction. Vista has been unable to complete the Vista Asset Purchase transaction with the anticipated time period due to the lengthy review process of Vista's proxy statement by the Securities and Exchange Commission. Because Vista has been unable to complete the Asset Purchase transaction in the time period originally anticipated, Viking does not currently need the funds which will be provided from the exercise of the Tucker Option. Accordingly, the Viking and Mr. Tucker have agreed to extend the Tucker Option exercise period to September 30, 2004.

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements: N/A

(b) Proforma Financial Statements: N/A

(c) Exhibits.

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        Exhibit No.            Title
        -----------            -----

        10.1                  Amended Stock Option Agreement - Donald E. Tucker


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 17, 2004               VIKING SYSTEMS, INC.

                                    By /s/ Thomas B. Marsh
                                       -------------------------------
                                       Thomas B. Marsh,
                                       President/Chairman of the Board










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